Exhibit 5.7

March 6, 2014

Detroit Behavioral Institute, Inc.

PHC of Michigan, Inc.

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Wellplace, Inc.

c/o Acadia Healthcare Company, Inc.

830 Crescent Drive, Suite 610

Franklin, Tennessee 37067

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Massachusetts counsel to each of (i) Detroit Behavioral Institute, Inc., a Massachusetts corporation, (ii) PHC of Michigan, Inc., a Massachusetts corporation, (iii) PHC of Nevada, Inc., a Massachusetts corporation, (iv) PHC of Utah, Inc., a Massachusetts corporation, (v) Wellplace, Inc., a Massachusetts corporation (each of the foregoing entities being a “MA Corporate Guarantor”) and (vi) PHC of Virginia, LLC., a Massachusetts limited liability company (the “MA LLC Guarantor” and collectively with the MA Corporate Guarantors, the “MA Guarantors”), in connection with each MA Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 6.125% Senior Notes due 2021 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 6, 2014, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by each MA Guarantor (each, a “Guarantee”), along with other guarantors. The Exchange Notes and the Guarantee of each MA Guarantor are to be issued pursuant to an Indenture, dated as of March 12, 2013 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

This opinion letter is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Our service as special counsel to the MA Guarantors is limited to the preparation of this opinion letter.

We have examined the Indenture and the Guarantee of each MA Guarantor (each, a “Document” and collectively, the “Documents”) as furnished to us on your behalf.

Except as otherwise may be noted herein, in rendering this opinion letter we have examined and relied solely upon the following, and we have made no other inquiry, investigation or documentary review whatsoever:

(i) the Documents;

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March 6, 2014

(ii) the Registration Statement;

(iii) the Registration Rights Agreement, dated as of March 12, 2013, among the Company, the MA Guarantors, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(iv) the Articles of Organization of each MA Corporate Guarantor, certified by the Secretary of each MA Corporate Guarantor as of March 6, 2014 (each, a “MA Corporate Guarantor’s Articles of Organization”);

(v) the Certificate of Organization of the MA LLC Guarantor, certified by the Manager of the MA LLC Guarantor as of March 6, 2014 (the “MA LLC Guarantor’s Certificate of Organization”)

(vi) the By-Laws of each MA Corporate Guarantor, certified by the Secretary of each MA Corporate Guarantor as of March 6, 2014 (each, a “MA Corporate Guarantor’s By-Laws”);

(vii) The Operating Agreement of the MA LLC Guarantor, certified by the Secretary of the MA LLC Guarantor (the “MA LLC Guarantor’s Operating Agreement”);

(viii) the certificates of good standing and legal existence for each MA Guarantor from the Secretary of State of the Commonwealth of Massachusetts, dated as of dates set forth on Exhibit A to this opinion letter;

(ix) the written consents in lieu of a special meeting of the Board of Directors of each MA Corporate Guarantor at which actions were taken with respect to the Documents, certified by the Secretary of each MA Guarantor as of March 6, 2014;

(x) the written consent of the Managers in lieu of a special meeting of the Mangers of the MA LLC Guarantor at which actions were taken with respect to the Documents, certified by the Manager of the MA LLC Guarantor as of March 6, 2014;

(xi) the certificate of the Secretary of each MA Corporate Guarantor and the certificate of the Manager of the MA LLC Guarantor, each dated as of March 6, 2014, as to, among other things, the delivery of the Indenture to the Trustee and the incumbency and signature of certain officers and managers of each such MA Guarantor, as applicable; and

(xii) the representations and warranties as to factual matters contained in the Documents.

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In addition, we have reviewed such provisions of the laws of the Commonwealth of Massachusetts, as applied by courts located in the Commonwealth of Massachusetts, as we have deemed necessary in order to express the opinions set forth below.

Based solely on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. Each MA Corporate Guarantor is a corporation legally existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. The MA LLC Guarantor is a limited liability company legally existing and in limited liability company good standing under the laws of the Commonwealth of Massachusetts.

2. Each MA Corporate Guarantor has the corporate power to execute and deliver, and perform its obligations under, the Documents to which it is a party. The MA LLC Guarantor has the limited liability company power to execute and deliver, and perform its obligations under, the Documents to which it is a party.

3. The execution and delivery by each MA Guarantor of the Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, of such MA Guarantor, and the Indenture has been duly executed and delivered to the Trustee on behalf of each such MA Guarantor.

4. The execution and delivery by each MA Corporate Guarantor of the Documents to which it is a party and the Indenture do not, and the performance by such MA Corporate Guarantor of its obligations under such Documents and Indenture will not, violate such MA Guarantor’s Articles of Organization or By-Laws or any provision of existing law or governmental rule or regulation of the Commonwealth of Massachusetts applicable to such MA Corporate Guarantor. The execution and delivery by the MA LLC Guarantor of the Documents to which it is a party and the Indenture do not, and the performance by the MA LLC Guarantor of its obligations under such Documents and Indenture will not, violate the MA LLC Guarantor’s Certificate of Organization or Operating Agreement or any provision of existing law or governmental rule or regulation of the Commonwealth of Massachusetts applicable to the MA LLC Guarantor.

5. The execution and delivery by each MA Guarantor of the Documents to which it is a party and the Indenture, do not require any consent, approval, authorization or order of any governmental authority of the Commonwealth of Massachusetts, except (i) such of the foregoing as have been previously obtained or made as of the date hereof or (ii) as may be required under the securities or “Blue Sky” laws of the Commonwealth of Massachusetts.

The opinions and factual confirmations expressed herein are subject to the following limitations and qualifications:

A. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the conformity to original documents of all documents submitted to us as electronic, certified, facsimile or photostatic copies, (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals or as copies of originals, (v) that each Guarantee as executed and delivered is identical to the draft thereof reviewed by us except for the insertion of the date thereof and other conforming changes, (vi) the absence of mutual mistake or misunderstanding and of fraud, coercion, duress or other similar inequitable conduct in connection with the negotiation, execution and delivery of the Documents and the transactions contemplated thereby, (vii) the Company owns, directly or indirectly, all of the outstanding capital stock and membership interests, as applicable, of the MA Guarantors, (viii) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement, (ix) any applicable prospectus supplement will have been prepared and

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filed with the Commission describing the Exchange Notes offered thereby to the extent necessary, (x) the Initial Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement, (xi) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (xii) the Company and the MA Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

B. We have assumed that (i) each party to the Documents (other than the MA Guarantors) (each, a “Non-MA Guarantor Party”) (a) has all requisite power and authority and has taken all necessary corporate or other action to authorize such Non-MA Guarantor Party to execute and deliver, and perform its obligations under, such of the Documents and other related documents as may be executed in connection therewith and to which such Non-MA Guarantor Party is a party and to effect the transactions contemplated thereby and (b) has duly executed and delivered such Documents and other related documents; (ii) the Documents and other related documents constitute legal, valid and binding obligations of each party thereto enforceable against such person in accordance with their respective terms; and (iii) the consideration to be received by the Company and the MA Guarantors with respect to each Document is adequate and has been delivered to or for the benefit of the Company and the MA Guarantors on or prior to the date hereof. This opinion letter does not take account of, and we express no opinion with respect to, (x) any requirement of law that may be applicable to any person by reason of the legal or regulatory status of any Non-MA Guarantor Party or by reason of any other facts particularly pertaining to any Non-MA Guarantor Party or (y) any approval or consent required by or arising out of any contract or agreement (other than the Documents) to which any person is a party or by which any person may be bound.

C. The opinions expressed herein are specifically qualified to the extent that any of them may be subject to or limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and other similar statutory or decisional laws, enacted or in effect at any time, pertaining to the relief of debtors or affecting the rights of creditors, (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity, at law or otherwise, (iii) the exercise of judicial or administrative discretion, (iv) the application by courts of competent jurisdiction of policies or laws determined to have a paramount public interest, (v) any Non-MA Guarantor Party’s implied duty of good faith and fair dealing and, with respect to the Initial Purchasers’ or the Trustee’s rights concerning collateral security, its overriding duty to act, as to every aspect of any disposition thereof or realization thereon, in a commercially reasonable manner, (vi) the due filing, recording or registration of any of the Documents as applicable and (vii) the availability or enforceability of particular remedies, of exculpatory provisions and of waivers of rights contained in any of the Documents, which remedies, provisions and waivers may be limited by equitable principles or applicable laws, rules, regulations, court decisions and constitutional requirements.

D. This opinion letter is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to, or the effect any of the following may have upon any opinion expressed in this opinion letter: (i) state or federal securities laws, including, without limitation, the anti-fraud provisions thereof, (ii) tax, labor or employment matters, including, without limitation, pension and employee benefit matters, (iii) anti-trust and unfair competition laws, (iv) banking laws, including, without limitation, Federal Reserve Board regulations, (v) consumer protection laws, (vi) the charging of compound interest, usury, so-called “loan sharking” or other similar matters, (vii) the

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enforceability of the Documents, (viii) noncompetition agreements, (ix) any provision of the Documents with respect to submission to jurisdiction, waiver of service of process or venue, waiver of trial by jury, waiver of immunity, subrogation rights, penalties, forfeitures or charges, confession of judgment, powers of attorney, oral agreements amending or modifying any of the Documents, prohibition of assignment, delay or omission of enforcement of rights or remedies, severability, marshaling of assets, requiring property insurance in excess of full replacement value of the relevant property or purporting to authorize any person to collect or make any claim against rents without taking actual possession of or exercising control over the relevant premises, (x) the assignability (under law or their own terms) of any contracts, agreements, leases, certificates, instruments, franchises, permits, licenses, warranties, development rights, consents, approvals or contract rights purported to be assigned to the Trustee by the terms of any of the Documents, (xi) title to property (real, personal or mixed, tangible or intangible), (xii) the validity, attachment, perfection and/or priority of any security interest, pledge or lien, (xiii) the applicability of or compliance with zoning by-laws, building codes, subdivision control laws, historic preservation laws or other land use laws (including, in each instance, any laws, rules or regulations relating to the development, construction and/or operation of real property and improvements thereto), (xiv) environmental, hazardous materials, health or safety laws, (xv) the principles of fiduciary duty (including as noted in Paragraph I below), (xvi) money-laundering and anti-terrorist laws, (xvii) any laws related to licensure and operation of healthcare facilities, such as substance abuse facilities, outpatient psychiatric facilities, psychiatric hospitals and residential treatment facilities, including so-called certificate of need and transfer of ownership laws or (xviii) the authorization of the terms, execution, delivery and performance of and/or the legality or enforceability of provisions of the Documents to the extent such authorization, legality or enforceability is predicated upon any of the foregoing.

E. We are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied to the Trustee in or with respect to the Documents or the transactions contemplated thereby or the fairness of such transactions themselves, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.

F. With respect to any references herein to “our knowledge” or words of similar import, such references mean the conscious awareness that those attorneys currently employed by Goulston & Storrs PC who have participated directly in the specific transactions to which this opinion letter relates have obtained from (i) their review of the certificates, documents, instruments, and corporate records referred to in the fourth introductory paragraph to this opinion letter and (ii) the representations and warranties of the MA Guarantors set forth in the Documents. With respect to the certificates, documents, instruments, and corporate records referred to in clause (i) of the preceding sentence, we express no opinion relating to matters not disclosed therein or as to which notice was filed after the dates thereof. Except as specifically noted above, we have not made any independent review or investigation of any factual matter, and no inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the MA Guarantors, including as noted in Paragraph I below.

G. The opinions expressed herein are limited to the existing laws of the Commonwealth of Massachusetts as applied by courts located in the Commonwealth of Massachusetts. We express no opinion as to choice or conflicts of laws or as to the federal laws of the United States or as to the laws of any other jurisdiction or as to statutes, administrative decisions, rules or regulations of any court, municipality, subdivision or local authority of any jurisdiction.

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H. The opinions expressed in the first two sentences of Paragraph 1 as to legal existence and good standing are based solely upon the certificates referred to in clause (viii) of the fourth introductory paragraph of this opinion letter and speaks as of the date of such certificates. The opinions expressed in Paragraph 4 as to no violation of existing law or governmental rule or regulation are based on those statutes, rules and regulations that, in our experience, are normally applicable and material to transactions of the type contemplated by the Documents. The opinion expressed in Paragraph 5 relates only to consents, approvals, authorizations and orders that, in our experience, are normally applicable and material to transactions of the type contemplated by the Documents.

I. We call your attention to pending litigation of MAZ Partners LP v. Bruce A. Shear, et al., Civil Action No. 1:11-cv-11049 presently before the U.S. First Circuit Court of Appeals (the “Litigation”). The plaintiff in the Litigation has alleged, inter alia, that (i) the members of the Board of Directors of PHC, Inc., the former parent company of each of the MA Guarantors (“PHC”), breached their fiduciary duties to PHC’s shareholders in connection with their approval of the merger of PHC into Acadia Merger Sub, LLC, a Delaware limited liability company wholly-owned by the Company (“Merger Sub” and such merger, the “Merger”) and (ii) the Company and Merger Sub aided and abetted the breaches by the members of the Board of Directors of PHC of their fiduciary duties in connection with their approval of the Merger. In addition to our representation of the MA Guarantors in the preparation of this opinion letter, we have informed you that this firm also represents the Company as local counsel of record in the Litigation. Notwithstanding our representation of the Company in the Litigation, (a) none of the attorneys currently employed by Goulston & Storrs PC who have participated directly in the specific transactions to which this opinion letter relates have made any review or investigation of any factual matter related to the Litigation, and no inference as to our knowledge of the existence or absence of any fact related to the Litigation should be drawn from the fact of Goulston & Storrs PC’s representation of the Company in the Litigation and (b) no opinion is expressed herein with respect to the merits of the Litigation, or any of the underlying allegations, or to the effect the same may have upon any opinion expressed in this opinion letter. For purposes of the opinions expressed herein, we have assumed that the members of the Board of Directors or Managers, as applicable, of each MA Guarantor, in connection with the Documents and the transactions contemplated thereby, have met the applicable standard of care and otherwise fully discharged their fiduciary duties, including, without limitation, any and all fiduciary duties to such MA Guarantor and such MA Guarantor’s stockholders.

All opinions expressed herein are as of the date hereof (unless otherwise stated), and we assume no obligation to update such opinions to reflect any facts or circumstances that hereafter come to our attention or any changes in the law that may hereafter occur. This opinion letter is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. This opinion letter may be relied upon by you and Waller Lansden Dortch & Davis, LLP in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

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March 6, 2014

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.7 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Goulston & Storrs, PC

JAE/JSW/KAS

Exhibit A

Name of MA Guarantor	Jurisdiction	Date of Certificate
Detroit Behavioral Institute, Inc. PHC of Michigan, Inc. PHC of Nevada, Inc. PHC of Utah, Inc. PHC of Virginia, LLC Wellplace, Inc.	Massachusetts Massachusetts Massachusetts Massachusetts Massachusetts Massachusetts	February 18, 2014 February 18, 2014 February 18, 2014 February 18, 2014 February 18, 2014 February 18, 2014